Exhibit 99.1 News For Immediate Release

Black Stone Minerals, L.P. Reports Third Quarter Results

HOUSTON - (BUSINESS WIRE) - Black Stone Minerals, L.P. (NYSE: BSM) ("Black Stone Minerals," "Black Stone," or "the Company") today announces its financial and operating results for the third quarter of 2024.

Financial and Operational Highlights

•Mineral and royalty production for the third quarter of 2024 equaled 35.3 MBoe/d; total production, including working-interest volumes, was 37.4 MBoe/d for the quarter.
•Net income for the third quarter was $92.7 million, and Adjusted EBITDA for the quarter totaled $86.4 million.
•Distributable cash flow was $78.6 million for the third quarter.
•Black Stone announced a distribution of $0.375 per unit with respect to the third quarter of 2024. Distribution coverage for all units was approximately 1.00x.
•No debt was outstanding at the end of the third quarter; as of November 1, 2024, total debt remained at zero with approximately $42.8 million of cash on hand.

Management Commentary

Thomas L. Carter, Jr., Black Stone Minerals’ Chairman, Chief Executive Officer and President, commented, “We are pleased to announce another successful quarter with our distribution remaining consistent at $0.375, despite headwinds from the volatile commodity environment. During the quarter, we continued to advance our active, targeted mineral acquisition program. In addition, we took a lease on acreage that we expect to provide a solid foundation for long-term development activity. We also amended our existing joint exploration agreements with Aethon, which provide comfort on the pace of future drilling plans and release acreage back to Black Stone for other opportunities. We continue to focus on our organic growth strategy across all our assets and to pursue opportunities to partner with operators and promote development on our acreage.”

Quarterly Financial and Operating Results

Production

Black Stone Minerals reported mineral and royalty volumes of 35.3 MBoe/d (74% natural gas) for the third quarter of 2024, compared to 38.2 MBoe/d for the second quarter of 2024 and 40.3 MBoe/d for the third quarter of 2023.

Working-interest production was 2.1 MBoe/d in the third quarter of 2024, 2.2 MBoe/d in the second quarter of 2024, and 2.3 MBoe/d in the third quarter of 2023. The continued decline year over year in working-interest volumes is consistent with the Company’s decision to farm out its working-interest participation to third-party capital providers.

Total reported production averaged 37.4 MBoe/d (94% mineral and royalty, 75% natural gas) for the third quarter of 2024, compared to 40.4 MBoe/d and 42.6 MBoe/d for the second quarter of 2024 and the third quarter of 2023, respectively.

Realized Prices, Revenues, and Net Income

The Company’s average realized price per Boe, excluding the effect of derivative settlements, was $29.40 for the third quarter of 2024. This is a decrease of 2% from $30.01 per Boe in the second quarter of 2024 and a 14% decrease from $34.30 in the third quarter of 2023.

Black Stone reported oil and gas revenue of $101.0 million (63% oil and condensate) for the third quarter of 2024, a decrease of 8% from $110.4 million in the second quarter of 2024. Oil and gas revenue in the third quarter of 2023 was $134.5 million.

The Company reported a gain on commodity derivative instruments of $31.7 million for the third quarter of 2024, composed of a $10.9 million gain from realized settlements and a non-cash $20.8 million unrealized gain due to the change in value of Black

Stone’s derivative positions during the quarter. Black Stone reported losses of $5.5 million and $26.9 million on commodity derivative instruments for the second quarter of 2024 and the third quarter of 2023, respectively.

Lease bonus and other income was $2.1 million for the third quarter of 2024. Lease bonus and other income for the second quarter of 2024 and the third quarter of 2023 was $4.8 million and $2.2 million, respectively.

The Company reported net income of $92.7 million for the third quarter of 2024, compared to net income of $68.3 million in the preceding quarter. For the third quarter of 2023, the Company reported net income of $62.1 million.

Adjusted EBITDA and Distributable Cash Flow

Adjusted EBITDA for the third quarter of 2024 was $86.4 million, which compares to $100.2 million in the second quarter of 2024 and $130.0 million in the third quarter of 2023. Distributable cash flow for the third quarter of 2024 was $78.6 million. For the second quarter of 2024 and the third quarter of 2023, distributable cash flow was $92.5 million and $124.4 million, respectively.

Financial Position and Activities

As of September 30, 2024, Black Stone Minerals had $21.0 million in cash, with no amounts drawn under its credit facility. At the beginning of November, the Company had approximately $42.8 million in cash, and no debt was outstanding under the credit facility.

On November 1, 2024, Black Stone's borrowing base under the credit facility was reaffirmed, and total commitments under the credit facility were maintained at $375.0 million. Black Stone is in compliance with all financial covenants associated with its credit facility.

Third Quarter 2024 Distributions

As previously announced, the Board approved a cash distribution of $0.375 for each common unit attributable to the third quarter of 2024. The quarterly distribution coverage ratio attributable to the third quarter of 2024 was approximately 1.00x. The distribution will be paid on November 15, 2024 to unitholders of record as of the close of business on November 8, 2024.

Activity Update

Shelby Trough Development Update

A significant portion of Shelby Trough development in recent years has been performed by Aethon Energy (“Aethon”) under the two Joint Exploration Agreements (“JEAs”) between the Company and Aethon. The JEAs outline Aethon’s development obligations and other rights and obligations of each party related to our core mineral positions in San Augustine and Angelina counties in East Texas.

In September 2024, the Partnership entered into letter agreements with Aethon to amend the JEAs in San Augustine and Angelina counties. In those agreements, the parties agreed to revise the current program year drill schedules under each JEA, to extend the respective program years by nine months, and to withdraw the invocation of the time-out provisions. Aethon also released its rights under 25,000 acres from the parties' area of mutual interest defined in the original JEAs.

Acquisition Activity

Black Stone’s commercial strategy since 2021 has been focused on attracting capital and securing drilling commitments in areas where the Company already owns significant minerals. Management made the decision to expand this growth strategy by adding to the Company’s mineral portfolio through strategic, targeted efforts primarily in the Gulf Coast region. In the third quarter of 2024 Black Stone acquired additional (primarily non-producing) mineral, royalty, and leasehold interests totaling $14.7 million and since September 2023, the Company has acquired a total of $79.8 million in mineral, royalty, and leasehold interests. Black Stone’s commercial strategy going forward includes the continuation of meaningful, targeted mineral and royalty acquisitions to complement the Company's existing positions.

Update to Hedge Position

Black Stone has commodity derivative contracts in place covering portions of its anticipated production for 2024, 2025, and 2026. The Company's hedge position as of November 1, 2024 is summarized in the following tables:

Oil Hedge Position
	Oil Swap	Oil Swap Price
	MBbl	$/Bbl
4Q24	570	$71.45
1Q25	555	$71.22
2Q25	555	$71.22
3Q25	555	$71.22
4Q25	555	$71.22
1Q26	180	$66.29
2Q26	180	$66.29
3Q26	180	$66.29
4Q26	180	$66.29

Natural Gas Hedge Position
	Gas Swap	Gas Swap Price
	BBtu	$/MMbtu
4Q24	10,580	$3.55
1Q25	10,800	$3.36
2Q25	10,920	$3.36
3Q25	11,040	$3.45
4Q25	11,040	$3.45
1Q26	7,200	$3.52
2Q26	7,280	$3.52
3Q26	7,360	$3.52
4Q26	7,360	$3.52

More detailed information about the Company's existing hedging program can be found in the Quarterly Report on Form 10-Q for the third quarter of 2024, which is expected to be filed on or around November 5, 2024.

Conference Call

Black Stone Minerals will host a conference call and webcast for investors and analysts to discuss its results for the third quarter of 2024 on Tuesday, November 5, 2024 at 9:00 a.m. Central Time. Black Stone recommends participants who do not anticipate asking questions to listen to the call via the live broadcast available at http://investor.blackstoneminerals.com. Analysts and investors who wish to ask questions should dial (800) 343-4849 for domestic participants and (203) 518-9848 for international participants, the conference ID for the call is BSMQ324. A recording of the conference call will be available on Black Stone's website.

About Black Stone Minerals, L.P.
Black Stone Minerals is one of the largest owners of oil and natural gas mineral interests in the United States. The Company owns mineral interests and royalty interests in 41 states in the continental United States. Black Stone believes its large, diversified asset base and long-lived, non-cost-bearing mineral and royalty interests provide for stable to growing production and reserves over time, allowing the majority of generated cash flow to be distributed to unitholders.

Forward-Looking Statements

This news release includes forward-looking statements. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “will,” “may,” “should,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms, or other comparable terminology often identify forward-looking statements. Except as required by law, Black Stone Minerals undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by these cautionary statements. These forward-looking statements involve risks and uncertainties, many of which are beyond the control of Black Stone Minerals, which may cause the Company’s actual results to differ materially from those implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:
•the Company’s ability to execute its business strategies;
•the volatility of realized oil and natural gas prices;
•the level of production on the Company’s properties;
•overall supply and demand for oil and natural gas, as well as regional supply and demand factors, delays, or interruptions of production;
•conservation measures and general concern about the environmental impact of the production and use of fossil fuels;
•the Company’s ability to replace its oil and natural gas reserves;
•general economic, business, or industry conditions including slowdowns, domestically and internationally, and volatility in the securities, capital or credit markets;
•cybersecurity incidents, including data security breaches or computer viruses;
•competition in the oil and natural gas industry;
•the availability or cost of rigs, equipment, raw materials, supplies, oilfield services or personnel; and
•the level of drilling activity by the Company's operators, particularly in areas such as the Shelby Trough where the Company has concentrated acreage positions.

Black Stone Minerals, L.P. Contact

Taylor DeWalch
Senior Vice President, Chief Financial Officer, and Treasurer
Telephone: (713) 445-3200
investorrelations@blackstoneminerals.com

BLACK STONE MINERALS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per unit amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

REVENUE
Oil and condensate sales	$63,999	$85,724	$209,112	$208,184
Natural gas and natural gas liquids sales	37,039	48,815	115,543	147,857
Lease bonus and other income	2,143	2,180	10,480	8,682
Revenue from contracts with customers	103,181	136,719	335,135	364,723
Gain (loss) on commodity derivative instruments	31,675	(26,922)	14,838	36,652
TOTAL REVENUE	134,856	109,797	349,973	401,375
OPERATING (INCOME) EXPENSE
Lease operating expense	2,422	2,615	7,433	8,149
Production costs and ad valorem taxes	12,369	16,441	38,876	41,952
Exploration expense	2,562	1,711	2,579	1,719
Depreciation, depletion, and amortization	11,258	12,367	34,253	33,935
General and administrative	12,801	14,448	40,286	38,950
Accretion of asset retirement obligations	324	254	962	749
(Gain) loss on sale of assets, net	—	(73)	—	(73)
TOTAL OPERATING EXPENSE	41,736	47,763	124,389	125,381
INCOME (LOSS) FROM OPERATIONS	93,120	62,034	225,584	275,994
OTHER INCOME (EXPENSE)
Interest and investment income	344	511	1,476	1,041
Interest expense	(724)	(621)	(1,979)	(2,080)
Other income (expense)	(9)	143	(101)	(53)
TOTAL OTHER EXPENSE	(389)	33	(604)	(1,092)
NET INCOME (LOSS)	92,731	62,067	224,980	274,902
Distributions on Series B cumulative convertible preferred units	(7,366)	(5,250)	(22,099)	(15,750)
NET INCOME (LOSS) ATTRIBUTABLE TO THE GENERAL PARTNER AND COMMON UNITS	$85,365	$56,817	$202,881	$259,152
ALLOCATION OF NET INCOME (LOSS):
General partner interest	$—	$—	$—	$—
Common units	85,365	56,817	202,881	259,152
	$85,365	$56,817	$202,881	$259,152
NET INCOME (LOSS) ATTRIBUTABLE TO LIMITED PARTNERS PER COMMON UNIT:
Per common unit (basic)	$0.41	$0.27	$0.96	$1.23
Per common unit (diluted)	$0.41	$0.27	$0.96	$1.22
WEIGHTED AVERAGE COMMON UNITS OUTSTANDING:
Weighted average common units outstanding (basic)	210,687	209,982	210,680	209,963
Weighted average common units outstanding (diluted)	210,687	209,982	210,680	224,932

The following table shows the Company’s production, revenues, pricing, and expenses for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(Unaudited) (Dollars in thousands, except for realized prices and per Boe data)
Production:
Oil and condensate (MBbls)	875	1,092	2,751	2,731
Natural gas (MMcf)[1]	15,369	16,980	48,190	48,101
Equivalents (MBoe)	3,437	3,922	10,783	10,748
Equivalents/day (MBoe)	37.4	42.6	39.4	39.4
Realized prices, without derivatives:
Oil and condensate ($/Bbl)	$73.15	$78.50	$76.01	$76.23
Natural gas ($/Mcf)[1]	2.41	2.87	2.40	3.07
Equivalents ($/Boe)	$29.40	$34.30	$30.11	$33.13
Revenue:
Oil and condensate sales	$63,999	$85,724	$209,112	$208,184
Natural gas and natural gas liquids sales[1]	37,039	48,815	115,543	147,857
Lease bonus and other income	2,143	2,180	10,480	8,682
Revenue from contracts with customers	103,181	136,719	335,135	364,723
Gain (loss) on commodity derivative instruments	31,675	(26,922)	14,838	36,652
Total revenue	$134,856	$109,797	$349,973	$401,375
Operating expenses:
Lease operating expense	$2,422	$2,615	$7,433	$8,149
Production costs and ad valorem taxes	12,369	16,441	38,876	41,952
Exploration expense	2,562	1,711	2,579	1,719
Depreciation, depletion, and amortization	11,258	12,367	34,253	33,935
General and administrative	12,801	14,448	40,286	38,950
Other expense:
Interest expense	724	621	1,979	2,080
Per Boe:
Lease operating expense (per working-interest Boe)	$12.75	$12.16	$12.51	$12.25
Production costs and ad valorem taxes	3.60	4.19	3.61	3.90
Depreciation, depletion, and amortization	3.28	3.15	3.18	3.16
General and administrative	3.72	3.68	3.74	3.62
1 As a mineral-and-royalty-interest owner, Black Stone Minerals is often provided insufficient and inconsistent data on natural gas liquid ("NGL") volumes by its operators. As a result, the Company is unable to reliably determine the total volumes of NGLs associated with the production of natural gas on its acreage. Accordingly, no NGL volumes are included in reported production; however, revenue attributable to NGLs is included in natural gas revenue and the calculation of realized prices for natural gas.

Non-GAAP Financial Measures
Adjusted EBITDA and Distributable cash flow are supplemental non-GAAP financial measures used by Black Stone's management and external users of the Company's financial statements such as investors, research analysts, and others, to assess the financial performance of its assets and ability to sustain distributions over the long term without regard to financing methods, capital structure, or historical cost basis.
The Company defines Adjusted EBITDA as net income (loss) before interest expense, income taxes, and depreciation, depletion, and amortization adjusted for impairment of oil and natural gas properties, if any, accretion of asset retirement obligations, unrealized gains and losses on commodity derivative instruments, non-cash equity-based compensation, and gains and losses on sales of assets, if any. Black Stone defines Distributable cash flow as Adjusted EBITDA plus or minus amounts for certain non-cash operating activities, cash interest expense, distributions to preferred unitholders, and restructuring charges, if any.
Adjusted EBITDA and Distributable cash flow should not be considered an alternative to, or more meaningful than, net income (loss), income (loss) from operations, cash flows from operating activities, or any other measure of financial performance presented in accordance with generally accepted accounting principles ("GAAP") in the United States as measures of the Company's financial performance.
Adjusted EBITDA and Distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income (loss), the most directly comparable U.S. GAAP financial measure. The Company's computation of Adjusted EBITDA and Distributable cash flow may differ from computations of similarly titled measures of other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(Unaudited) (In thousands, except per unit amounts)
Net income (loss)	$92,731	$62,067	$224,980	$274,902
Adjustments to reconcile to Adjusted EBITDA:
Depreciation, depletion, and amortization	11,258	12,367	34,253	33,935
Interest expense	724	621	1,979	2,080
Income tax expense (benefit)	39	(109)	225	177
Accretion of asset retirement obligations	324	254	962	749
Equity–based compensation	2,177	3,777	6,765	8,412
Unrealized (gain) loss on commodity derivative instruments	(20,811)	51,111	21,642	29,006
(Gain) loss on sale of assets, net	—	(73)	—	(73)
Adjusted EBITDA	86,442	130,015	290,806	349,188
Adjustments to reconcile to Distributable cash flow:
Change in deferred revenue	(1)	(1)	(3)	(8)
Cash interest expense	(453)	(359)	(1,172)	(1,305)
Preferred unit distributions	(7,366)	(5,250)	(22,099)	(15,750)
Distributable cash flow	$78,622	$124,405	$267,532	$332,125

Total units outstanding[1]	210,695	209,991
Distributable cash flow per unit	$0.373	$0.592
1 The distribution attributable to the three months ended September 30, 2024 is estimated using 210,694,933 common units as of November 1, 2024; the exact amount of the distribution attributable to the three months ended September 30, 2024 will be determined based on units outstanding as of the record date of November 8, 2024. Distributions attributable to the three months ended September 30, 2023 were calculated using 209,991,049 common units as of the record date of November 9, 2023.